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                                                                 EXHIBIT 10.3



                             EMPLOYMENT AGREEMENT



        THIS AGREEMENT (the "Agreement") is made and entered into as of the 30th day of July, 1996, by and between KEY FLORIDA BANCORP, INC. ("Employer"), and STEPHEN R. JONSSON ("Employee").

                                 WITNESSETH:

        WHEREAS, Employer wishes to provide for the terms and conditions of Employee's employment;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                           I.  TERMS OF EMPLOYMENT

        (a) Employer hereby employs Employee as Chief Executive Officer, to hold the title of President, and to perform such services and duties as its Board of Directors may from time to time, designate during the terms hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office subject to the general supervision of the Board of Directors of Employer, exercised in good faith in accordance with standards of reasonable commercial judgment.

        (b) Employee shall serve on the Board of Directors of Employer subject to the terms hereof.

        (c) Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of Employer and will not accept employment with any other individual, corporation, partnership, governmental authority or other entity or engage in any venture for profit which Employer
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                             EMPLOYMENT AGREEMENT


        THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November, 1993, by and between LIBERTY NATIONAL BANK, a National Bank ("Employer"), and STEPHEN R. JONSSON ("Employee").

                                 WITNESSETH:

        WHEREAS, Employer wishes to provide for the terms and conditions of Employee's employment;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                           I.  TERMS OF EMPLOYMENT

        (a) Employer hereby employs Employee as Chief Executive Officer, to hold the title of President, and to perform such services and duties as its Board of Directors may, from time to time, designate during the terms hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general supervision of the Board of Directors of Employer, exercised in good faith in accordance with standards of reasonable commercial judgment.

        (b) Employee shall serve on the Board of Directors of Employer subject to the terms hereof.

        (c) Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of Employer and will not accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which Employer
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may consider to be in conflict with his or its best interest or to be in competition with Employer's business, or which may interfere in any way with the Employee's performance of his duties hereunder.

                           II.  TERM OF AGREEMENT

        This Agreement shall commence effective as of the 1st day of July 1996, and shall continue indefinitely from day-to-day until terminated as set forth below.

        A. Voluntary Termination. In the event Employee chooses to resign from his position, this Agreement will terminate upon 30 days from the date Employee submits a letter of termination. Upon such termination, neither party shall have any further obligations hereunder except as specifically provided.

        B. Termination by Acquisition of Employer. In the event Employer is acquired, merged, bought or otherwise changes or terminates its corporate existence, the following shall occur:

            (1) Effective on the date Employer's stock is transferred to such other entity, the term of this Agreement will become fixed, and will expire three (3) years from such date.

            (2) Employer, may, in its sole discretion, require that Employee continue to perform his duties under the Agreement for the remainder of the term, or for such portion thereof as Employer shall designate.

        C. Involuntary Termination. This Agreement will terminate on the occurrence of any of the following:

            (1)  death of Employee;

            (2) consistent with the provisions of the Americans with Disabilities Act(ADA),


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the partial disability of Employee.  "Partial disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity (other than incapacity or illness resulting from Employee's performance of his duties hereunder) to perform the services provided for hereunder for an aggregate of sixty (60) days within any period of 120 consecutive days during the term hereof, or as is defined in the partial or residual disability required in Section IV;

        (3) the discharge of Employee by Employer with cause, "Cause" as used herein shall mean (i) such negligence or misconduct as shall constitute, as a matter of law, a breach of covenants and obligations or Employee hereunder, (ii) failure or refusal or Employee to comply with the provisions of this Agreement (ii) Employee's being convicted of or pleading nolo contendere to any crime involving moral turpitude; provided, however, disability because of illness or accident or any other physical or mental disability shall not constitute a basis for discharge for cause; (iv) Employer's being subjected to cease and desist order or other regulatory supervision caused by Employee's fault; or, (v) any breach of fiduciary duty to Shareholders of Employer.

   D.   Effect of Termination.

        (1) Termination of this Agreement for any reason shall constitute a tender by Employee of his resignation as an officer and director of Employer.

        (2) In the event of termination of this Agreement, except as provided elsewhere, Employer shall pay to Employee the compensation provided in
Section III, below, to the effective date of termination and neither of the parties shall have any further obligations hereunder except as otherwise specifically provided. Except as provided in Section II.A.(3), the


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timing and manner of payment of such compensation shall not be accelerated by termination of this Agreement.

        (3) In the event Employee's employment is terminated under any of the events described in paragraph A through C above, then upon receipt of Employee's letter of termination or the occurrence of such other event giving rise to a termination under this Agreement, Employer may, in its sole discretion, immediately relieve Employee of his responsibilities for performing any further duties hereunder, may after giving Employee a reasonable opportunity to remove his personal possessions require Employee to immediately vacate the premises of the Employer any may continue Employee's compensation as set forth herein or may pay to Employee all remaining compensation due to the end of the term in one lump sum.

                              III. COMPENSATION

        For all services which Employee may render to Employer while this Agreement is in effect, including service on the Board of Directors and other assigned committees of Employer, Employer shall pay to Employee, subject to such deductions as may be required by law;

        A. Base Salary. An annual salary payable in twenty-four (24) equal installments and subject to such deductions as may be required by law of:
$120,000 each year.

        B. Performance Bonus. Employee will be paid a performance bonus in accordance with Employer's Incentive Plan, as it may be changed from time-to-time.


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        C.      Stock Options. Employee will receive such stock options as are approved by the Board of Directors from time-to-time in accordance with Employer's Stock Option Plan.

                              IV. OTHER BENEFITS

        During the term of this Agreement, Employer shall furnish to Employee
(i) an automobile allowance of $425.00 per month; (ii) a life insurance policy providing for death benefits equal to two times Employee's base salary at the time of death, to such beneficiary(ies) designated by Employee; (iii) group health and hospital insurance covering Employee and his family; (iv) long term disability insurance with benefits of at least $25,000.00 per year, with a partial or residual disability rider; and (v) monthly dues for membership in a club suitable for business entertainment. In addition, the Employee shall be entitled to such other benefits, including vacation, as are set forth in Employer's Personnel Policy, as it may change from time-to-time.

                                 V. EXPENSES

        Upon presentment to Employer of expense reports in sufficiently detailed form to comply with standards for deductibility of business expenses established from time-to-time by the Internal Revenue Service, Employer will reimburse Employee for such reasonable business expenses incurred by Employee in connection with performance of his duties hereunder.

                        VI. POST TERMINATION COVENANTS

        A. Confidentiality. Employee recognizes that in performing the services contemplated hereunder, Employee will be exposed to and in possession of certain proprietary and other information of a confidential nature (collectively, the "Confidential Information"), the dissemination of which could cause irreparable harm to Employer. For purposes of this Agreement, Confidential Information shall include, but not be limited to, all documentation and


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information (whether written, oral or otherwise) relating to the past, present or future business plans of Employer, customer information, pricing information, intellectual property, and information regarding the operation and management of Employer. During the term of this Agreement and following the termination of this Agreement, Employee agrees to treat any and all such Confidential Information in confidence and undertake the following security measures and obligations:

                (1) Employee agree to limit dissemination and distribution of Confidential Information only to those employees, agents, successors or assigns of Employer who have a need to know such information in connection with Employee performing the services contemplated hereunder;

                (2) to utilize Confidential Information for the sole and exclusive purposes contemplated hereunder;

                (3) not to copy, by photostatic, electronic or other means, including magnetic media, all or any portion of information given to Employee that relates to Confidential Information; and

                (4) at the conclusion of this Agreement, to return any and all documents, notes or physical evidence, including diskettes or media for electronic storage of information, without making copies or a summary thereof.

        B. Non-Competition. During the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, enter into, engage in, be employed by, or consult with any individual or entity in the banking business or any related field in Sarasota and Manatee Counties, Florida.


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        C.  Non-Solicitation.  During the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, solicit any employee of Employer or any subsidiary or affiliated organization of the Employer to terminate their employment and/or accept employment with or seek remuneration by any of the clients or customers of Employer or any subsidiary or affiliated organization with whom Employer or any subsidiary or affiliated organization of Employer did business during the term of this Agreement.

        D. Scope. Except as otherwise provided below, the restrictions provided in paragraphs A through C above shall extend to any and all activities of Employee, whether as an independent contractor, partner, joint venturer, officer, director, stockholder, agent, employee, salesman or otherwise, for any person, firm, partnership, corporation or other entity or otherwise.

        E. Time Period. The period of time during which Employee is prohibited from engaging in certain business practices pursuant to paragraphs A through C above, shall be extended by any length of time during which Employee is in breach of such covenants.

        F. Essential Elements. It is understood and agreed by and between the parties hereto that the restrictive covenants set forth in paragraphs A through C above are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, Employer would not have agreed to enter into this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provisions of this Agreement and the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants by Employer.


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        G.  Severability.  It is agreed by and between the parties hereto that if any portion of the covenants set forth above are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenant shall be considered divisible both as to time and geographical area. The parties agree that if any court of competent jurisdiction determines the specified time period or specified geographical area to be invalid, unreasonable, arbitrary or against public policy, a lesser time period and geographical area that is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Employee. The parties further agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature of the business conducted by Employer.

        H. Injunctive Relief. The parties agree that damages at law will be an insufficient remedy if Employee violates a material term or condition of this Agreement. Accordingly, it is agreed that Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Agreement and that such injunctive relief shall be in addition to any other rights or remedies available to Employer.

        I. Survival of Obligations. The restrictions and obligations imposed by paragraphs A through C above shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind Employer, his employees, agents, successors or assigns as set forth herein.

        J. Notice. Employer shall immediately put Employee on notice in accordance with Article IX below if it knows or has reason to believe that Employee has violated any of the restrictive covenants imposed by paragraphs A through C above.

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                          VII. WAIVER OF PROVISIONS

        Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of both parties.

                             VIII. ATTORNEY FEES

        In the event of litigation arising out of the enforcement of this Agreement, the prevailing party shall be entitled to recover a reasonable attorneys fee, together with all court costs expended from the non-prevailing party in action at trial or upon appeal.

                                  IX. NOTICE

        Any notice required to be given hereunder shall be sufficient if in writing and delivered in person or by certified mail, return receipt requested, to the parties at the addresses listed below or at such other location as a party may designate form time to time:


        IF TO BANCORP:
        6001 26th Street West
        Bradenton, Florida 34207
        Attention: Harvey Anderson

        IF TO JONSSON:
        6001 26th Street West
        Bradenton, Florida 34207

                               X. GOVERNING LAW

        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. If for any reason any provision of this Agreement shall be held by


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a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof. Venue for enforcement of this Agreement shall be in Manatee County, Florida.

                       XI.  MODIFICATION AND AMENDMENT

        This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties.

                       XII.  COUNTERPARTS AND HEADINGS

        This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.

                        XIII.  CONTRACT NON-ASSIGNABLE

        This Agreement may not be assigned or transferred by any party hereto, in whole or in part, without prior written consent of the other.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

WITNESSES:

/s/ Denise Lee-Hagmann                         /s/ Stephen R. Jonsson
------------------------------------------     ---------------------------------
/s/ Lynne M. Schooley                          STEPHEN R. JONSSON
------------------------------------------              "Employee"


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Denise Lee-Hagmann                      LIBERTY NATIONAL BANK
-------------------------
Lynne M. Schooley                       By: /s/ Harvey Anderson
-------------------------                  ----------------------------------
                                           Harvey Anderson, Chairman of the
                                           Board

                                                     "Employer"



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